Exhibit 99.1

INTERACTIVE STRENGTH INC.

Interactive Strength Inc. d/b/a FORME Reports Second Quarter 2023 Results

Net Loss and Earnings per Diluted Share of $13.6 million and $1.02

Adjusted EBITDA was a $5.7 million loss, a $4.1 million improvement versus second quarter of 2022

Average Annualized Recurring Revenue per Household at $1,570, more than three times greater versus second quarter of 2022

Entered into Non-Binding Letter of Intent and Exclusivity Agreement to acquire a Connected Fitness Equipment Business

Austin, Texas - August 14, 2023 - Interactive Strength Inc. d/b/a FORME (the "Company", or “FORME”) (NASDAQ: TRNR), today announced its financial results for the second quarter of 2023.

The Company incurred a net loss of $13.6 million for the second quarter of 2023, or a loss of $1.02 per diluted share, as compared with a net loss of $11.9 million, or a loss of $24.46 per diluted share for the same period in 2022, due primarily to expenses incurred in connection with the Company’s initial public offering (the “IPO”).

Adjusted EBITDA, a non-GAAP financial measure, was a $5.7 million loss for the quarter. Adjusted EBITDA for the second quarter reflects $4.3 million of non-cash stock-based compensation. For more information regarding the non-GAAP financial measures discussed in this press release, please see "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures" below.

Additionally, the Company entered into a non-binding letter of intent and exclusivity agreement to acquire a connected fitness equipment business. The potential transaction, if consummated, is expected to accelerate FORME’s commercialization path, result in immediate scale across all functions and create a high-growth and profitable platform that sells connected fitness equipment and digital fitness services across B2B and B2C channels.

Based on internal projections from the target’s management, 2023 combined gross revenues are projected to exceed $10 million and 2024 combined gross revenues are projected to exceed $25 million. By the fourth quarter of 2024, the combined business is expected to be cash flow positive and to achieve positive adjusted EBITDA based on identified cost synergies. It is currently anticipated that all of the equity of the target company will be exchanged for TRNR equity and be subject to a “lock-up” until at least the end of October 2024, similar to pre-IPO shareholders. There will be a separate press release providing more information on the potential acquisition.

CEO Comments

Trent Ward, co-founder and CEO of FORME, said “While the second quarter revenue was an improvement on the first quarter, we believe the most exciting driver in the business going forward is the letter of intent and exclusivity agreement into which we have entered, and which we believe should result in a transformational acquisition that can accelerate our commercialization path. We expect this transaction can help us achieve immediate scale across all of our cost centers, resulting in a high-growth and profitable platform that sells connected fitness equipment and digital fitness services across B2B and B2C channels.”

“Specifically, for the second quarter, hardware installations drove the fitness product revenue to more than triple from the first quarter, and it would have been higher, but a number of installations slipped to July as a result of consumers’ holiday travel in June.”

“We are excited about what we are seeing in the B2B channel, as evidenced by our new partnership with The Risher Companies that was announced earlier this month. We expect that fitness product sales into the B2B channel will drive a material percentage of our hardware installations going forward as we are focusing more on this higher return on capital channel. In fact, the strength of the performance in the B2B channel, as well as our belief that the FORME business would benefit from it, were key reasons for our interest in the potential acquisition.”

"If the transaction is consummated and we generate the expected combined gross revenues, we expect to that the combined business will be generating profitability on an adjusted EBITDA basis by the fourth quarter of 2024.”

About Interactive Strength Inc.

Interactive Strength Inc. (NASDAQ: TRNR) d/b/a Forme is a digital fitness platform that combines premium connected fitness hardware products with personal training and coaching (from real humans) to deliver an immersive experience and better outcomes for both consumers and trainers. We believe we are the pioneer brand in the emerging sector of virtual personal training and health coaching and that our products and services are accelerating a powerful shift towards outcome-driven fitness solutions. The company is headquarters in Austin, Texas, USA. Visit formelife.com for more information, and connect with Forme on Facebook, and Instagram.

Channels for Disclosure of Information

In compliance with disclosure obligations under Regulation FD, we announce material information to the public through a variety of means, including filings with the Securities and Exchange Commission (“SEC”), press releases, company blog posts, public conference calls, and webcasts, as well as via our investor relations website. Any updates to the list of disclosure channels through which we may announce information will be posted on the investor relations page on our website. The inclusion of our website address or the address of any third-party sites in this press release are intended as inactive textual references only.

Non-GAAP Financial Measures

In addition to our results determined in accordance with accounting principles generally accepted in the United States, or GAAP, we believe the following non-GAAP financial measures are useful in evaluating our operating performance.

The Company's non-GAAP financial measure in this press release consist of Adjusted EBITDA, which we define as net (loss) income, adjusted to exclude: other expense (income), net; income tax expense (benefit); depreciation and amortization expense; stock-based compensation expense; vendor settlements; and IPO readiness costs and expenses.

The Company believes the above adjusted financial measures help facilitate analysis of operating performance and the operating leverage in our business. We believe that these non-GAAP financial measures are useful to investors for period-to-period comparisons of our business and in understanding and evaluating our operating results for the following reasons:

▪
Adjusted EBITDA is widely used by investors and securities analysts to measure a company’s operating performance without regard to items such as stock-based compensation expense, depreciation and amortization expense, other expense (income), net, and provision for income taxes that can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired;
▪
Our management uses Adjusted EBITDA in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance; and
▪
Adjusted EBITDA provides consistency and comparability with our past financial performance, facilitate period-to-period comparisons of our core operating results, and may also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Our use of Adjusted EBITDA, or any other non-GAAP financial measures we may use in the future, is presented for supplemental informational purposes only and should not be considered as a substitute for, or in isolation from, our financial results presented in accordance with GAAP. Further, these non-GAAP financial measures have limitations as analytical tools. Some of these limitations are, or may in the future be, as follows:

•
Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•
Adjusted EBITDA excludes stock-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy;
•
Adjusted EBITDA does not reflect: (1) changes in, or cash requirements for, our working capital needs; (2) interest expense, or the cash requirements necessary to service interest or principal payments on our debt, which reduces cash available to us; or (3) tax payments that may represent a reduction in cash available to us;
•
Adjusted EBITDA does not reflect impairment charges for fixed assets, and gains (losses) on disposals for fixed assets;
•
Adjusted EBITDA does not reflect gains associated with vendor settlements.
•
Adjusted EBITDA does not reflect IPO readiness costs and expenses that do not qualify as equity issuance costs.
•
Adjusted EBITDA does not reflect non cash fair value gains (losses) on convertible notes, warrants and unrealized currency gains (losses).

Further, the non-GAAP financial measures presented may not be comparable to similarly titled measures reported by other companies due to differences in the way that these measures are calculated. For example, the expenses and other items that we exclude in our calculation of Adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from Adjusted EBITDA when they report their operating results. Because companies in our industry may calculate such measures differently than we do, their usefulness as comparative measures is limited. Because of these limitations, Adjusted EBITDA should be considered along with other operating and financial performance measures presented in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. Forward-looking statements include, but are not limited to, statements regarding: the non-binding letter of intent and exclusivity agreement to acquire a connected fitness equipment business; statements regarding the potential transaction, including the expected impact and benefits thereof (such as the anticipated acceleration of FORME's commercialization path, the ability to achieve immediate scale across all functions and create a high-growth and profitable platform, and the anticipated impact on FORME's operating results); internal management projections of the target and the potential transaction, including with respect to 2023 and 2024 combined gross revenues and that, by the fourth quarter of 2024, the combined business is expected to be cash flow positive and to have positive adjusted EBITDA based on identified cost synergies if the gross revenue projections are achieved; (iv) the anticipated timeframe for the potential transaction; (v) our expectation that fitness product sales into the B2B channel will drive a material percentage of our hardware installations going forward as we are focusing more on this higher return on capital channel, the utility of non-GAAP financial measures; and the anticipated features and benefits of our product and service offerings. These forward-looking statements are subject to risks and uncertainties which may cause actual results to differ materially from those expressed or implied in such forward-looking statements. These risk and uncertainties include, but are not limited to, the following: our ability to achieve or maintain profitability; our future capital needs and ability to obtain additional financing to fund our operations; the growth rate, if any, of our business and revenue and our ability to manage any such growth; risks related to our subscription or any future revenue model; our limited operating history; our ability to continue as a “going concern”; our ability to compete successfully; fluctuations in our operating results and factors affecting the same; our reliance on sales of our Forme Studio equipment; our ability to sustain competitive pricing levels; the growth rate, if any, of our target markets and our industry; the ability of our customers to obtain financing to purchase our products; our ability to forecast demand for our products and services, anticipate consumer preferences, and manage our inventory; our ability to attract and retain members, personal trainers, health coaches, and fitness instructors; our ability to expand our commercial and corporate wellness business; unforeseen costs and potential liability in connection with our products and services; our dependence on third-party systems and services; and risks related to potential acquisitions, intellectual property, litigation, dependence on key personnel, privacy, cybersecurity, and other regulatory, tax, and accounting matters, and international operations, as well as the risks and uncertainties discussed in our most recently filed periodic reports on Form 10-Q and subsequent filings and as detailed from time to time in our SEC filings. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. All forward-looking statements set forth in this release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequence to or effects on the Company or its business or operations. These forward-looking statements reflect our management’s beliefs and views with respect to future events and are based on estimates and assumptions as of the date of this press release. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, or events and circumstances reflected in the forward-looking statements will be achieved or occur. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Forward-looking statements set forth in this release speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

TRNR Investor Contact
ir@formelife.com

INTERACTIVE STRENGTH INC. AND SUBSIDIARIES

KEY PERFORMANCE AND BUSINESS METRICS

(unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Total Households (at end of period)	226	140	226	140
Total Members (at end of period)	231	140	231	140
Annual Recurring Revenue	$371,000	$65,282	$371,000	$65,282
Average Annualized Recurring Revenue per Household	$1,570	$478	$1,607	$483
Net Dollar Retention Rate	251%	NM	159%	NM
Net Loss (in thousands)	$(13,602)	$(11,970)	$(29,563)	$(24,661)
Adjusted EBITDA (in thousands) (1)	$(5,731)	$(9,876)	$(10,157)	$(20,648)

NM - Not meaningful.

(1) Please refer to the reconciliation table titled "Reconciliation of Non-GAAP Financial Measures"

Households

We believe our ability to expand the number of households is an indicator of our market penetration and growth. Total households are defined as individuals or entities with an active paid membership and training.

Members

Our total member count is a key indicator of the size of our future revenue opportunity. We define a member as someone who has a unique profile on our platform, either as the primary membership owner or an associated user within the household.

ARR

Given the recurring nature of usage on our platform, we view annual recurring revenue as an important indicator of our progress towards growth targets and of the overall health of the member base. We calculate ARR at a point in time by multiplying the latest monthly period’s revenue by 12.

ARPH

We believe that our average recurring revenue per household, which we refer to as ARPH, is a strong indication of our ability to deliver value to our members and we use this metric to track expanding usage on our platform by our existing members. We calculate ARPH on a monthly basis as our total revenue in that period divided by the number of households determined as of the last day of that period. For a quarterly or annual period, ARPH is determined as the weighted average monthly ARPH over such three or 12-month period.

Net Dollar Retention Rate

Our ability to maintain long-term revenue growth and achieve profitability is dependent on our ability to retain and grow revenue from our existing members. To help us measure our performance in this area, we monitor our net dollar retention rate. We calculate net dollar retention rate monthly by starting with the revenue from the cohort of all members during the corresponding month 12 months prior, or the Prior Period Revenue. We then calculate the revenue from these same members as of the current month, or the Current Period Revenue, including any expansion and net of any contraction or attrition from these members over the last 12 months. The calculation also includes revenue from members that generated revenue before, but not in, the corresponding month 12 months prior, but subsequently generated revenue in the current month and are therefore reflected in the Current Period Revenue. We include this group of re-engaged members in this calculation because our members may use our platform for workouts that stop and start over time. We then divide the total Current Period Revenue by the total Prior Period Revenue to arrive at the net dollar retention rate for the relevant month. For a quarterly or annual period, the net dollar retention rate is determined as the average monthly net dollar retention rates over such three or 12-month period.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

INTERACTIVE STRENGTH INC. AND SUBSIDIARIES

CONSOLIDATED RECONCILIATION OF ADJUSTED EBITDA TO NET LOSS

(unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in thousands)
Net Loss	$(13,602)	$(11,970)	$(29,563)	$(24,661)
Adjusted to exclude the following:
Total other expense (income), net	1,664	513	(990)	908
Income tax benefit (expense)	—	—	—	—
Depreciation and amortization expense	1,636	1,490	3,236	2,927
Stock-based compensation expense (1)	4,299	91	18,938	178
Vendor settlements (2)	—	—	(2,595)	—
IPO readiness costs and expenses (3)	272	—	817	—
Adjusted EBITDA (4)	$(5,731)	$(9,876)	$(10,157)	$(20,648)

(1) Stock based compensation

(2) Gain on forgiveness of debt of $2.6 million related to the third-party Content Provider.

(3) Adjusts for IPO readiness costs and expenses that do not qualify as equity issuance costs.

(4) Please refer to the "Non-GAAP Financial Measures" section of the press release.

INTERACTIVE STRENGTH INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue:
Fitness product revenue	$224	$81	$296	$258
Membership revenue	32	16	56	28
Training revenue	60	—	121	—
Total revenue	316	97	473	286
Cost of revenue:
Cost of fitness product revenue	(427)	(729)	(1,169)	(1,283)
Cost of membership	(939)	(503)	(1,901)	(1,992)
Cost of training	(88)	(386)	(191)	(690)
Total cost of revenue	(1,454)	(1,618)	(3,261)	(3,965)
Gross loss	(1,138)	(1,521)	(2,788)	(3,679)
Operating expenses:
Research and development	2,326	5,463	5,439	10,430
Sales and marketing	591	1,992	1,191	4,001
General and administrative	7,883	2,481	23,730	5,643
Total operating expenses	10,800	9,936	30,360	20,074
Loss from operations	(11,938)	(11,457)	(33,148)	(23,753)
Other income (expense), net:
Other income (expense), net	87	(338)	204	(323)
Interest income (expense)	(1,436)	(175)	(1,228)	(561)
Gain upon debt forgiveness	—	—	2,595	—
Change in fair value of convertible notes	(171)	—	(252)	(24)
Change in fair value of warrants	(144)	—	2,266	—
Total other income (expense), net	(1,664)	(513)	3,585	(908)
Loss before provision for income taxes	(13,602)	(11,970)	(29,563)	(24,661)
Income tax expense	—	—	—	—
Net loss attributable to common stockholders	$(13,602)	$(11,970)	$(29,563)	$(24,661)
Net loss per share - basic and diluted	$(1.02)	$(24.46)	$(2.81)	$(63.22)
Weighted average common stock outstanding—basic and diluted	13,340,777	489,379	10,513,068	390,092

INTERACTIVE STRENGTH INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except share and per share amounts)

	June 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$1,403	$226
Accounts receivable, net of allowances	14	—
Inventories, net	2,364	4,567
Vendor deposits	3,280	3,603
Prepaid expenses and other current assets	1,488	1,426
Total current assets	8,549	9,822
Property and equipment, net	810	1,326
Right-of-use-assets	309	110
Intangible assets, net	3,205	3,834
Long-term inventories	2,418	—
Deferred offering costs	—	2,337
Other assets	6,424	7,018
Total Assets	$21,715	$24,447
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$8,326	$7,743
Accrued expenses and other current liabilities	1,953	5,304
Operating lease liability, current portion	52	106
Deferred revenue	58	29
Loan payable	6,034	6,708
Income tax payable	7	7
Convertible note payable	—	4,270
Total current liabilities	16,430	24,167
Operating lease liability, net of current portion	257	9
Warrant liabilities	17	3,004
Total liabilities	$16,704	$27,180
Commitments and contingencies (Note 13)
Stockholders' equity
Common stock, par value $0.0001; 900,000,000 and 369,950,000 shares authorized as of June 30, 2023 and December 31, 2022, respectively; 14,178,514 and 2,450,922 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively.	7	4
Additional paid-in capital	149,991	112,436
Accumulated other comprehensive income	114	365
Accumulated deficit	(145,101)	(115,538)
Total stockholders' equity (deficit)	5,011	(2,733)
Total liabilities and stockholders' equity (deficit)	$21,715	$24,447

INTERACTIVE STRENGTH INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(unaudited)

(In thousands)

	Six Months Ended June 30,
	2023	2022
Cash Flows From Operating Activities:
Net loss	$(29,563)	$(24,661)
Adjustments to reconcile net loss to net cash used in operating activities:
Foreign currency	228	404
Depreciation	516	643
Amortization	2,719	2,285
Amortization of operating lease assets	53	—
Inventory valuation loss	261	374
Stock-based compensation	18,938	180
Gain upon debt forgiveness	(2,595)	—
Interest (income) expense	(77)	561
Amortization of debt discount	1,305	—
Change in fair value of convertible notes	252	24
Warrants issued to service providers	442	—
Change in fair value of warrants	(2,266)	—
Changes in operating assets and liabilities
Accounts receivable	(14)	—
Inventories	(662)	(1,526)
Prepaid expenses and other current assets	(62)	(502)
Vendor deposits	323	(834)
Other assets	(17)	(1)
Accounts payable	(178)	(546)
Accrued expenses and other current liabilities	(773)	491
Deferred revenue	29	4
Operating lease liabilities	(59)	—
Net cash used in operating activities	(11,200)	(23,104)
Cash Flows From Investing Activities:
Purchase of property and equipment	—	(276)
Acquisition of internal use software	(343)	(2,744)
Acquisition of software and content	(525)	(3,004)
Net cash used in investing activities	(868)	(6,024)
Cash Flows From Financing Activities:
Payments of loans	(377)	(1,147)
Proceeds from loans	275	—
Proceeds from issuance of common stock upon initial public offering, net of offering costs	10,820	—
Payments of offering costs	(1,308)	—
Proceeds from senior secured notes	2,000	—
Payments of senior secured notes	(2,000)	—
Proceeds from issuance of Preferred Stock - Series A, net of issuance costs	—	30,001
Proceeds from issuance of convertible notes	—	5,902
Proceeds from the issuance of common stock A	4,247	2,063
Proceeds from the exercise of common stock options	30	24
Repayment Bounce Back Loan	—	(69)
Net cash provided by financing activities	13,687	36,774
Effect of exchange rate on cash	(442)	(79)
Net Change In Cash and Cash Equivalents	1,177	7,567
Cash and restricted cash at beginning of year	226	1,697
Cash and restricted cash at end of year	$1,403	$9,264
Supplemental Disclosure Of Cash Flow Information:
Property & equipment in AP	18	191
Inventories in AP and accrued	815	532
Capitalized software and content in AP	—	319
Issuance of Series A preferred stock in connection with convertible notes payable	—	5,926
Deferred offering costs in AP and accrued	3,299	—
Exercise of stock warrants	2,468	—
Right-of-use assets obtained in exchange for new operating lease liabilities	313	—
Conversion of convertible notes into common stock	4,521	—
Decrease in right-of-use asset and operating lease liabilities due to lease termination	61	—
Issuance of Common Stock from Rights Offering	202	—
Net exercise of options	323	—